SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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VALIC COMPANY I

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC COMPANY I

International Growth Fund

P.O. Box 15648

Amarillo, Texas 79105-5648

July 29, 2021

Dear Participant:

You are receiving the enclosed information statement (the “Information Statement”) because we wish to notify you of certain changes to the International Growth Fund (the “Fund”), a series of VALIC Company I (“VC I”). At a meeting held on April 26-27, 2021, the Board of Directors of VC I approved a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Morgan Stanley Investment Management Inc., the Fund’s subadviser, and Morgan Stanley Investment Management Company (“MSIM Co.”). The Sub-Subadvisory Agreement became effective on April 30, 2021.

In connection with the appointment of MSIM Co., there were no changes to the Fund’s principal investment strategies or principal investment risks. The appointment of MSIM Co. did not result in any change to the advisory fees or expenses payable by the Fund.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Sub-Subadvisory Agreement and MSIM Co.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy John T. Genoy
President
VALIC Company I

VALIC COMPANY I

International Growth Fund

P.O. Box 15648

Amarillo, Texas 79105-5648

INFORMATION STATEMENT

REGARDING A NEW SUB-SUBADVISORY AGREEMENT FOR THE

INTERNATIONAL GROWTH FUND

You have received this Information Statement because on April 30, 2021, you owned interests in the International Growth Fund (the “Fund”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board” or the “Directors”) of VALIC Company I (“VC I”) to approve a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Morgan Stanley Investment Management Inc. (“MSIM”), the Fund’s subadviser, and Morgan Stanley Investment Management Company (“MSIM Co.”). Pursuant to the Sub-Subadvisory Agreement, MSIM will delegate certain responsibilities for advising the Fund to MSIM Co.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At a meeting held on April 26-27, 2021 (the “Meeting”), the Board, including a majority of the Directors who are not “interested persons” of VC I, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved the Sub-Subadvisory Agreement between MSIM and MSIM Co. with respect to the Fund. The Sub-Subadvisory Agreement became effective on April 30, 2021. Prior to April 30, 2021, MSIM used the portfolio management, research and other resources of a foreign (non-U.S.) affiliate of MSIM that is not registered under the Investment Advisers Act of 1940, as amended, and provided services to the Fund through a “participating affiliate” arrangement, as that term is used in relief granted by the staff of the U.S. Securities and Exchange Commission (“SEC”) allowing U.S. registered investment advisers to use portfolio management or research resources of advisory affiliates subject to the regulatory supervision of the registered investment adviser.

VC I has received an exemptive order from the SEC which allows The Variable Annuity Life Insurance Company (“VALIC”), subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 90 days of hiring a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted on or about July 29, 2021, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on April 30, 2021 (the “Record Date”) at www.aigrs.com/prospectus-and-reports/information-statements.

The Fund and the Adviser

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at a meeting held on August 3-4, 2020. VALIC is an indirect, wholly-owned subsidiary of American International Group, Inc. (“AIG”).

Pursuant to the terms of the Advisory Agreement, VALIC acts as adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as MSIM, who make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the Sub-Subadvisory Agreement. For the fiscal year ended May 31, 2021, the Fund paid VALIC advisory fees, before waivers, based on its average monthly net assets pursuant to the Advisory Agreement as follows:

Advisory Fees	% of Average Daily Net Assets
$5,178,575	0.72%

Pursuant to an Advisory Fee Waiver Agreement, VALIC has contractually agreed to waive its advisory fee through September 30, 2021, so that the advisory fee payable by the Fund to VALIC equals 0.75% of average monthly assets on the first $250 million, 0.70% on the next $250 million, 0.65% on the next $500 million and 0.60% thereafter. This agreement may be modified or discontinued prior to such time only with the approval of the Board of VC I, including a majority of the Independent Directors.

The Sub-Subadvisory Agreement

Under the terms of the Sub-Subadvisory Agreement, MSIM Co. (i) shall have the right to make unsolicited calls on MSIM’s behalf and shall provide MSIM with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund; (ii) shall furnish continuously an investment program for the Fund; and (iii) shall make recommendations from time to time as to which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, subject to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as they may be amended and/or restated from time to time, the provisions of the 1940 Act and the Fund’s currently effective prospectus and statement of additional information. In addition, MSIM Co. shall make recommendations and effect transactions with respect to foreign currency matters, including foreign exchange contracts, foreign currency options, foreign currency futures and related options on foreign currency futures and forward foreign currency transactions.

The Sub-Subadvisory Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by: (i) MSIM or (ii) vote of a majority of the outstanding voting securities of the Fund, or MSIM Co., on sixty days’ written notice to the other party. The Sub-Subadvisory Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement. The Sub-Subadvisory Agreement is attached as Exhibit A.

For its services under the Sub-Subadvisory Agreement, MSIM will pay MSIM Co. an amount to be determined from time to time by MSIM but in no event in excess of the amount that MSIM actually receives for providing services to the Fund pursuant to its Investment Sub-Advisory Agreement with VALIC. Neither VALIC nor the Fund is responsible for payment of any sub-subadvisory fees. Accordingly, approval of the Sub-Subadvisory Agreement is not expected to have any impact on VALIC’s profitability.

Factors Considered by the Board

At the Meeting, the Board of VC I, including the Independent Directors, approved the Sub-Subadvisory Agreement.

In connection with the approval of the Sub-Subadvisory Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the Sub-Subadvisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by MSIM Co.; (2) the key personnel of MSIM Co. who will provide services to the Fund; (3) MSIM Co.’s compliance policies and procedures; (4) MSIM Co.’s brokerage and soft dollar practices; and (5) information relating to any economies of scale and other benefits to be realized by MSIM Co. as a result of the Sub-Subadvisory Agreement.

In considering whether to approve the Sub-Subadvisory Agreement, the Board also took into account a presentation made at the Meeting by members of management. The Board noted that in accordance with Section 15(c) of the 1940 Act, MSIM Co. furnished the Board with extensive information in connection with the consideration of the Sub-Subadvisory Agreement. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Sub-Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Funds by MSIM Co. The Board reviewed information provided by MSIM Co. relating to MSIM Co.’s operations and personnel. The Board also took into account that the individual at MSIM currently responsible for managing the Fund’s portfolio will continue to manage the Fund’s portfolio under the Sub-Subadvisory Agreement. The Board also noted that MSIM Co.’s management of the Fund will be subject to the oversight of MSIM, VALIC and the Board, and must be done in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information. The Board also noted that the Fund’s principal investment strategies and techniques were not expected to change.

The Board considered information provided to them regarding the services to be provided by MSIM Co. The Board noted that MSIM Co. will determine the securities to be purchased or sold on behalf of the Fund and that MSIM will continue to be responsible for providing VALIC with records concerning its activities, which VALIC or the Funds are required to maintain; and for rendering regular reports to VALIC and to officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board considered that the delegation of any of such duties to MSIM Co. will in no way relieve MSIM of its duties under the sub-advisory agreement between MSIM and the Fund. The Board reviewed information regarding the qualifications, background and responsibilities of MSIM Co.’s investment and compliance personnel who would provide services to the Fund. The Board also took into account the financial condition of MSIM Co. The Board also reviewed MSIM Co.’s brokerage practices. The Board also considered MSIM Co.’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the services to be provided by MSIM Co. were expected to be satisfactory and that there was a reasonable basis to conclude that MSIM Co. would provide a high quality of investment services to the Fund.

Fees and Expenses; Profitability. The Board considered that MSIM is responsible for payment of the sub-sub-advisory fees and that the Sub-Subadvisory Agreement is not expected to have any impact on VALIC’s profitability.

Economies of Scale. For similar reasons as stated above with respect to MSIM Co.’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in MSIM Co.’s management of the Fund is not a material factor to the approval of the Sub-Subadvisory Agreement.

Terms of the Sub-Subadvisory Agreement. The Board reviewed the terms of the Sub-Subadvisory Agreement, including the duties and responsibilities to be undertaken. The Board concluded that the terms of the Sub-Subadvisory Agreement were reasonable.

Conclusions. In reaching its decisions to approve the Sub-Subadvisory Agreement, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that MSIM Co. possesses the capability and resources to perform the duties required under the Sub-Subadvisory Agreement.

Information about MSIM Co.

MSIM Co. is a Singapore Corporation that holds approximately $16.987 billion in total client assets under management as of March 31, 2021. MSIM Co.’s address is 23 Church Street, #16-01 Capital Square, Singapore 049481.

The following chart lists MSIM Co.’s principal executive officers and directors and their principal occupations. The business address of each officer and director as it relates to that person’s position with MSIM Co. is 23 Church Street, #16-01 Capital Square, Singapore 049481.

Name and Address	Principal Occupation
Ronald Ong	Director & Managing Director
Chetan Jain	Director, Chief Operations Officer & Executive Director
Kapil Trikha	Director & Managing Director
Valerie Foo	Chief Compliance Officer & Executive Director
Jennifer Theunissen	Director & Executive Director
Andrew Harmstone	Director, Chief Executive Officer & Managing Director
Kerryn Joubert	Legal Counsel & Executive Director
Onn Yee Wong	Financial Controller & Executive Director

MSIM Co. is not affiliated with VALIC. No Directors of VALIC has, or has had, any material interest in, or a material interest in a material transaction with MSIM, MSIM Co. or their affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VALIC are officers, employees, directors, general partners or shareholders of MSIM or MSIM Co.

MSIM Co. does not provide investment advisory or sub-advisory services to any mutual funds or other accounts that have investment strategies and/or objectives similar to that of the Fund. MSIM provides investment advisory services to the mutual fund listed below, which has investment strategies and/or objectives similar to that of the Fund. While the investment strategies and/or objectives of the mutual fund listed below may be similar to that of the Fund, the nature of services provided by MSIM Co. may be different than those provided by MSIM to the fund below. As a sub-subadviser, MSIM Co. may perform a more limited set of services and assume fewer responsibilities for the Fund. The name of the fund, together with information concerning the fund’s assets, and the fee rate paid (as a percentage of average net assets) to MSIM for its management services, are set forth below.

Comparable Funds/Accounts	Assets as of March 31, 2021 (millions)	Fee Rate (% of average daily net assets)
MSIF Inc. International Advantage Portfolio	$229.7	0.77%*

* The fee rate includes the management fee of a wholly-owned subsidiary of the fund organized as a company under the laws of the Cayman Islands (the “Subsidiary”). MSIM has agreed to waive or credit a portion of the advisory fee in an amount equal to the management fee paid to it by the Subsidiary.

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2021, pursuant to the Administrative Services Agreement and MTA, the Fund paid $377,036 and $1,903 to SunAmerica and VRSCO, respectively.

SunAmerica and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311-4992. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica is an indirect wholly-owned subsidiary of AIG. VALIC is also an indirect, wholly-owned subsidiary of AIG, and therefore, is an affiliate of SunAmerica. VRSCO and ACS are also affiliates of VALIC. The approval of the Sub-Subadvisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

For the fiscal year ended May 31, 2021, the Fund did not pay any commissions to affiliated broker-dealers.

Shareholder Reports

Copies of the Fund’s most recent annual and semi-annual reports to shareholders are available without charge and may be obtained by writing to P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. VC I’s prospectus, SAI, and shareholder reports are available online at https://www.valic.com/prospectus-and-reports/mutual-funds.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Vice President, Chief Legal Officer and Secretary of VALIC Company I, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311.

Ownership of Shares

As of the Record Date, there were approximately 33,854,060 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

By Order of the Board of Directors,

/s/ John T. Genoy
John T. Genoy President VALIC Company I

Dated: July 29, 2021

Exhibit A

SUB-ADVISORY AGREEMENT

AGREEMENT made as of the 30th day of April, 2021, by and between MORGAN STANLEY INVESTMENT MANAGEMENT INC., a Delaware corporation (hereinafter referred to as “MSIM”, and MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of Singapore (hereinafter referred to the “Local Manager”).

W I T N E S S E T H:

WHEREAS, MSIM and the Local Manager are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisors Act of 1940, as amended; and

WHEREAS, the Local Manager is the holder of a capital markets services license for fund management under the Securities and Futures Act (Cap. 289) of Singapore/ or is exempt from licensing under the Securities and Futures Act (Cap. 289) of Singapore and is the holder of a financial adviser’s license under the Financial Advisers Act (Cap. 110) of Singapore or is exempt from licensing under the Financial Advisers Act (Cap. 110) of Singapore; and

WHEREAS, MSIM has entered into an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) with respect to the International Growth Fund (“the Fund”), a series of the VALIC Company I, dated March 8, 2018, pursuant to which MSIM provides investment sub-advisory services to the Fund; and

WHEREAS, the Local Manager is willing to provide investment management services to MSIM in connection with the Fund’s operations on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Local Manager and MSIM hereby agree as follows:

ARTICLE I

Duties of the Local Manager

MSIM hereby employs the Local Manager to act as investment adviser to MSIM and to furnish the investment advisory services described below, subject to the broad supervision of MSIM and the Fund, for the period and on the terms and conditions set forth in this Agreement. The Local Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Local Manager and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

The Local Manager shall have the right to make unsolicited calls on MSIM and shall provide MSIM with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund; shall furnish continuously an investment program for the Fund and shall make recommendations from time to time as to which securities shall be purchased, sold or exchange and what portion of the assets of each Portfolio of the Fund shall be held in the various securities in which the Portfolio invests, options, futures, options on futures or cash; all of the foregoing subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as they may be amended and/or restated from time to time, the provisions of the Investment Company Act and the statements relating to the Portfolio’s investment objective(s), investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the “Prospectus” and “Statement of Additional Information”, respectively). The Local Manager shall make recommendations and effect transactions with respect to foreign currency matters, including foreign exchange contracts, foreign currency options, foreign currency futures and related options on foreign currency futures and forward foreign currency transactions. The Local Manager shall also make recommendations or take action as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities of the Fund shall be exercised.

The Local Manager will not hold money on behalf of MSIM or the Fund, nor will the Local Manager be the registered holder of the registered investment of MSIM or the Fund or be the custodian of documents or other evidence of title.

ARTICLE II

Allocation of Charges and Expenses

The Local Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall at its own expense provide the office space, equipment and facilities which it is obligated to provide under Article I hereof and shall pay all compensation of officers of the Fund and all Directors of the Fund who are affiliated persons of the Local Manager.

ARTICLE III

Compensation of the Local Manager

For the services rendered, the facilities furnished and expenses assumed by the Local Manager, MSIM shall pay to the Local Manager a fee in an amount to be determined from time to time by MSIM and the Local Manager but in no event in excess of the amount that MSIM actually received for providing services to the Fund pursuant to the Advisory Agreement.

ARTICLE IV

Limitation of Liability of the Local Manager

The Local Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the Local Manager shall include any affiliates of MSIM performing services for MSIM contemplated hereby and directors, officers and employees of the Local Manager and such affiliates.

ARTICLE V

Activities of the Local Manager

The services of the Local Manager to the Fund are not to be deemed to be exclusive, the Local Manager and any person controlled by or under common control with the Local Manager (for purposes of this Article V referred to as “affiliates”) being free to render services to others. It is understood that Directors, officers, employees and shareholders of the Fund are or may become interested in the Local Manager and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Local Manager and its affiliates are or may become similarly interested in the Fund, and that the Local Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

ARTICLE VI

Compliance with Applicable Laws and Regulations

The Local Manager shall obtain and at all times maintain and comply with the terms of all relevant authorisations, licences, consents, approvals and registrations and comply with all relevant laws and regulations, necessary for the purpose of performing any of its duties and obligations under this Agreement. The Local Manager shall inform MSIM

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as soon as possible if at any time the Local Manager becomes unable to comply with the terms of or maintain any such authorisations, licences, consents, approvals or registrations.

ARTICLE VII

Duration and Termination of this Agreement

This Agreement shall become effective as of the date first above written and shall remain in force until the date of termination of the Advisory Agreement (but not later than two years after the date hereof) and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated at any time, without the payment of any penalty, by MSIM or by vote of a majority of the outstanding voting securities of the Fund, or by the Local Manager, on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement. Any termination shall be without prejudice to the completion of transactions already initiated.

ARTICLE VIII

Amendments to this Agreement

This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors of the Fund or by the vote of a majority of outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

ARTICLE IX

Definitions of Certain Terms

The terms “vote of a majority of the outstanding voting securities”, “assignment”, “affiliated person” and “interested person” used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

ARTICLE X

Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ John Hagarty
Name: John Hagarty
Title: Managing Director and Director

MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY

By:	/s/ Chetan Jain
Name: Chetan Jain
Title: Director

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VALIC COMPANY I

P.O. Box 15648

Amarillo, Texas 79105-5648

International Growth Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

www.aigrs.com/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a sub-subadvisory agreement is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new sub-subadvisory agreement.

As discussed in the Information Statement, at a meeting held on April 26-27, 2021, the Board of Directors of VC I (the “Board”), including a majority of the directors who are not “interested persons” of VC I, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Independent Directors”), approved a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Morgan Stanley Investment Management Inc., the Fund’s subadviser, and Morgan Stanley Investment Management Company. The Sub-Subadvisory Agreement became effective on April 30, 2021.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission which allows The Variable Annuity Life Insurance Company (“VALIC”), subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and the sub-advisory agreement within 90 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about July 29, 2021, to all participants in a contract or plan who were invested in the Fund as of the close of business on April 30, 2021. A copy of the Information Statement will remain on our website until at least July 29, 2022, and shareholders can request a complete copy of the Information Statement until such time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling (800) 448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until July 29, 2022. To ensure prompt delivery, you should make your request no later than such date. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.